UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2020

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-217578	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 8.01	Other Events.

Payment of Distributions

On April 29, 2020, the board of directors (the “Board”) of Procaccianti Hotel REIT, Inc. (the “Company”) authorized the payment of distributions out of legally available funds with respect to each share of Class K common stock (“K Share”), Class K-I common stock (“K-I Share”) and Class K-T common stock (“K-T Share”) outstanding as of March 31, 2020, to the holders of record of K Shares, K-I Shares and K-T Shares as of the close of business on April 30, 2020. With respect to the K Shares, K-I Shares and K-T Shares outstanding as of March 31, 2020, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share, K-I Share and K-T Share outstanding since January 1, 2020, was is $453,976.51, $83,628.59, and $7,030.06, respectively, or $0.0016393443 per K Share per day, $0.0016393443 per K-I Share per day, and $0.0016393443 per K-T Share per day, which reflects an accrual rate of six percent per annum for each share class under the Company’s charter. Such distributions will be paid to stockholders in cash.

Update Regarding Springhill Suites Wilmington

As a result of COVID-19, the New Hanover County North Carolina Board of Commissioners instituted a State of Emergency effective March 28, 2020. Accordingly, as a result of this declaration, our Springhill Suites hotel located in Wilmington, NC was instructed to close effective March 30, 2020 through April 13, 2020. On April 29, 2020, such closure was extended through May 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: May 4, 2020	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer